UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2007

                                    DVL, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                      1-8356                    13-2892858
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(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)

   70 East 55th Street, 7th Floor, New York, NY                    10022
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     (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (212) 350-9900


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      (1) In connection with the redevelopment of the Property (as defined below), on December 11, 2007, DVL, Inc. (together with its subsidiaries, the "Company") and the Company's wholly owned subsidiary, DVL Kearny Holdings, LLC ("DVL Holdings"), entered into a Redeveloper Agreement (the "Redeveloper Agreement") with the Town of Kearny, a body corporate and politic of the state of New Jersey, County of Hudson (the "Town of Kearny"). Pursuant to the Redeveloper Agreement, the Town of Kearny has agreed to designate the Company and DVL Holdings (collectively, the "Redeveloper") as the redeveloper of a portion of the Passaic Avenue Redevelopment Area located in the Town of Kearny (such portion, the "Property), a substantial portion of which is currently owned by the Redeveloper. The Redeveloper Agreement supersedes the Conditional Agreement entered into on October 24, 2006. Pursuant to the Redeveloper Agreement, the Redeveloper is obligated to redevelop the Property, at its expense, in accordance with the plans and specifications described therein, subject to review and approval of the Planning Board of the Town of Kearny. The initial plans and specifications provide for the development of up to approximately 150,000 square feet of retail space.

      The term of the Redeveloper Agreement along with the Redeveloper's rights thereunder, automatically expire on December 31, 2009 unless extended in writing by the Town of Kearny. If the Redeveloper is in default of any terms or conditions of the Redeveloper Agreement and does not cure within the appropriate time as set forth in the agreement (to the extent that a cure period is provided for such default), the Town of Kearny is afforded a number of rights including the right to terminate the Redeveloper Agreement.

      The payment obligations and the completion of all work to be performed by the Redeveloper under the Redeveloper Agreement are jointly and severally guaranteed by Alan Casnoff, the President of the Company, and Lawrence J. Cohen, a stockholder and affiliate of the Company. Messrs. Casnoff and Cohen are principals of P&A Associates and Pemmil Management, LLC, respectively, which have entered into a Developer Services Agreement with the Company with respect to the development of the Property, as described in (2) below. The Company has agreed to indemnify Messrs. Cohen and Casnoff from any liability related to the Redeveloper Agreement.

      (2) In connection with the Redeveloper Agreement, the Company previously entered into a Developer Services Agreement (the "Developer Services Agreement") with P&A Associates and Pemmil Management LLC (collectively the "Developer"). Under the Developer Services Agreement, the Company retained the Developer to provide developer services with respect to the development, construction and leasing of the property. The Developer Services Agreement terminates upon the substantial completion of construction and occupancy by the tenants of at least 95% of the retail space to be developed on the Property.

      Pursuant to the Developer Services Agreement, the Developer will be paid a development fee of 4% of all project costs associated with the development of the Property (excluding financing costs) as specified in the Developer Services Agreement. Additionally, Developer will be paid 20% of the net cash flow generated by the project as a result of operations, refinancing and/or sale after Owner receives from operations a 15% return on its net cash investment and in the event of a refinancing or sale, the return of its net cash investment plus a 15% return on such investment.

      If the Developer is in default of any terms or conditions of the Developer Services Agreement and does not cure within the appropriate time as set forth in the agreement (to the extent that a cure period is provided for such default), the Owner is afforded a number of rights including the right to terminate the Developer Services Agreement.

Item 8.01 Other Events

As previously disclosed by the Company in its publicly filed reports, the Company and DVL Holdings entered into a Construction Loan Agreement in August 2007 (the "Construction Loan Agreement") with CapMark Bank ("CapMark"), Urban Development Fund II, LLC ("Urban Fund") and Paramount Community Development Fund ("Paramount" and collectively with CapMark and Urban Fund, the "Lenders"). Pursuant to the Construction Loan Agreement, the Lenders agreed to extend loans to DVL Holdings in the aggregate principal amount of up to $30.2 million (the "Loans") to finance construction, acquisition and other costs associated with the Property.

The Loans mature in phases and the Initial Predevelopment Loan Phase (as defined in the Construction Loan Agreement) expired on December 11, 2007. The principal amount of Loans made during the Predevelopment Loan Phase will mature on March 1, 2010; provided, however, if certain conditions would not have been satisfied by December 11, 2007, including the entering into the Redevelopment Agreement for the development of the Property, such loans would have become due and payable on December 11, 2007. DVL has satisfied the conditions provided in the Construction Loan Agreement and has entered into the Redevelopment Agreement as described above and, therefore, the Loans are not currently due and payable. Additional borrowings may now be made from time to time in accordance with the terms of the Construction Loan Agreement based on satisfaction of certain conditions including acquisition of the OutParcel and the completion of certain phases of the construction of the Property. The outstanding Principal amount of all Loans is payable on March 1, 2010 unless extended per the Construction Loan Agreement.

ITEM 9.01. Financial Statements and Exhibits

Exhibits:  10.1  The Redeveloper Agreement.

           10.2  The Developer Services Agreement.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              DVL, INC.


                                              By:    /s/ Henry Swain
                                                     ---------------------------
                                              Name:  Henry Swain
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

Date: December 21, 2007